As filed with the Securities and Exchange Commission on April 6, 1998.
                                                      Registration No. 333-15547
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ---------------------

                        PHYSICIANS RESOURCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                        76-0456864
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                      Identification Number)

         THREE LINCOLN CENTRE
           5430 LBJ FREEWAY
             SUITE 1540
            DALLAS, TEXAS                                         75240
(Address of principal executive offices)                        (Zip Code)

                              --------------------

                        PHYSICIANS RESOURCE GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                              PETER G. DORFLINGER
                     PRESIDENT AND CHIEF OPERATING OFFICER
                              THREE LINCOLN CENTRE
                                5430 LBJ FREEWAY
                                   SUITE 1540
                              DALLAS, TEXAS 75240
                                 (972) 982-8200
                (Name, Address, including zip code and telephone
               number, including area code, of agent of service)
                          ---------------------------

                                    COPY TO:

                              James S. Ryan, III
                             Jackson Walker L.L.P.
                          901 Main Street, Suite 6000
                             Dallas, Texas  75202

                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-15547) (the "Registration Statement") is being filed to deregister certain shares of common stock, par value $.01 per share (the "Common Stock"), of Physicians Resource Group, Inc. that were registered pursuant to the Physicians Resource Group, Inc. Employee Stock Purchase Plan (the "Plan").

     The Registration Statement registered 1,000,000 shares of Common Stock to be issued under such Plan. To date, an aggregate of 100,394 shares of Common Stock were issued to participants under the Plan. The Plan has been terminated effective December 31, 1997 and no additional shares will be issued under the Plan. Therefore, the Registration Statement is hereby amended to deregister the remaining 899,606 unissued shares of Common Stock registered under the Registration Statement relating to the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 20, 1998


                                      PHYSICIANS RESOURCE GROUP, INC.


                                      By:  /s/ PETER G. DORFLINGER
                                         ______________________________________
                                           Peter G. Dorflinger
                                           President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on March 20, 1998.


             Signatures                               Title
             ----------                               -----

       /s/ RICHARD A. GILLELAND           Director, Chairman of the
       -------------------------          Board & Chief Executive
       Richard A. Gilleland                        Officer
                                          (Principal Executive Officer)

       /s/ PETER G. DORFLINGER            President and Chief
       -------------------------          Operating Officer
       Peter G. Dorflinger                (Principal Financial Officer &
                                          Principal Accounting Officer)


       /s/ ALAN C. BAUM                            Director
       -------------------------
       Alan C. Baum, M.D.

       /s/ LUCIUS E. BURCH                         Director
       -------------------------
       Lucius E. Burch, III

       /s/ RONALD L. STANFA                        Director
       -------------------------
       Ronald L. Stanfa